                                                                EXHIBIT 10(d)(2)

                                RETIREMENT PLAN
                                ---------------

                    Amendment No. 2 dated December 15, 1995


    1. Sections 1.2 and 1.36 of the Plan are amended by substituting "December" for "February", and by adding at the end thereof:

          There shall be a short Plan Year beginning March 1, 1995 and ending December 31, 1995

    2. Section 1.47 of the Plan is amended by substituting "Vanguard Fiduciary Trust Company" for "U.S. Trust Company of California, N.A.", effective August 31, 1995.

    3. Section 1.48 of the Plan is deleted in its entirety, and the following language is substituted therefor, effective August 31, 1995:

          1.48 "Valuation Date" shall mean the most current date with respect to which the Trustee determines the fair value of the assets comprising the Trust or any portion thereof, in accordance with the

        Trustee's procedures, as they may be amended from time to time, provided, however, that a Valuation Date shall occur at least once per Plan Year. Under current procedures, a Valuation Date generally occurs on each business day of the Trustee.

    4. Section 2.1 of the Plan is amended by adding the following sentence at the end thereof:

          For purposes of the Plan Year beginning March 1, 1995 and ending on December 31, 1995, the 1,000 Hours of Service requirement shall be satisfied by completion of 648 Hours of Service.

    5. Section 3.5 of the Plan is amended by adding the following language at the end thereof:

          For purposes of the Plan Year beginning March 1, 1995 and ending on December 31, 1995, a Participant shall be credited with a Year of Service if his Period of Service includes December 31, 1995.

    6. Section 4.1 of the Plan is amended by deleting the last sentence thereof and substituting the following language therefor:

          When a contribution is made in a form other than cash, until such contribution is reduced to cash, a Participant's Account shall contain an allocable share of such contribution, provided that an allocation of Company Stock shall be in whole shares, with the value of any fractional shares to be allocated in cash. For purposes of the Plan Year beginning March 1, 1995 and ending December 31, 1995, a Participant shall satisfy the 1,000 Hours of Service requirement if he has completed 648 Hours of Service.

    7. Section 4.4 of the Plan is amended by adding the following language at the end thereof:

          For purposes of the Plan Year beginning March 1, 1995 and ending December 31, 1995, the limits under (S)415 shall be pro-rated as required under the applicable regulations.

    8. Section 6.1 of the Plan is amended by deleting it in its entirety and substituting the following language therefor, effective as soon as practicable after the adoption of this amendment:

          Participants may direct the investment of assets in their Account in specific investments that have been approved by the Committee, in accordance with procedures provided by the Trustee and authorized by the Committee, except for assets that have been contributed in a form other than cash, and have not been reduced to cash. Participants' Accounts shall be invested as directed by each Participant in Directed Investment Sub-Accounts, which shall be charged or credited as appropriate with the net earnings, gains, losses and expenses as well as appreciation or depreciation in market value during each Plan Year attributable to such Sub-Accounts. Such amounts shall not be considered in determining Trust gains or losses, apart from such Sub-Accounts.

    9. Section 6.2 of the Plan is hereby amended by deleting the first sentence thereof and substituting the following language therefor:

          A Participant may notify the Committee in writing on such form and in such manner as determined by the Committee that he elects to have that portion of his Account available for investment direction invested in whole shares of the stock of the Company, to be held under the Plan in the ICF Stock Fund, and the Committee shall direct the Trustee to invest such portion accordingly at such time and on such terms as the Committee may determine.

    10. Section 7.1 of the Plan is hereby amended by deleting the phrase "including fractional shares" and by adding the following language at the end thereof:

          For the purposes of the Plan Year beginning March 1, 1995 and ending December 31, 1995, a Participant who has completed 648 Hours of Service shall satisfy the 1,000 Hours of Service requirement.

    11. Section 7.2 of the Plan is hereby amended by deleting the first sentence thereof and substituting the following language therefor, effective August

31, 1995:

                A Valuation Date occurs as of each Anniversary Date, and more frequently in accordance with the procedures of the Trustee, which currently generally provide a Valuation Date on each business day of the Trustee.

    12. Section 7.2 of the Plan is further amended by adding the following language at the end thereof:

                Notwithstanding any other provision of the Plan, the Trustee may credit the contribution for a Plan Year as of the date such contribution is actually received by the Trustee, subject to any required approval by the internal Revenue Service.

    13. Section 7.6(b) of the Plan is hereby amended effective August 31, 1995, by deleting the phrase "allocated to his Account for" and substituting therefor "contributed to his Account during".

    14. Section 8.4(a) of the Plan is amended by deleting the second sentence thereof and substituting the following language therefor, effective
August 31, 1995:

                The Vested portion of a Participant's Account shall be computed as soon as practicable after receipt of authorized distribution instructions, as of the applicable Valuation Date under the Trustee's procedures, as they may be amended from time to time.

    15. Section 8.10(c) is hereby amended by adding the following language at the end thereof:

                The Committee may delegate to the Trustee the function of approval of loans, in accordance with the terms of the Plan.

    16. Section 9.7(A) of the Plan is hereby amended, effective as of the date of adoption of this amendment, by deleting the word "The" in the first sentence thereof and substituting therefor, "With respect to Company Stock that is not allocated to a Participant's Account, or that is not in a Directed Investment Sub-Account, and for which written voting instructions have been received three
(3) business days before a shareholder right is to be exercised, the".

    17. Section 9.7(B) of the Plan is amended, effective as of the date of adoption of this amendment, by adding the following as the first sentence thereof:

          (B) A Participant or Beneficiary will have the right to direct the Trustee to take or refrain from taking any action with respect to the shares of Company Stock allocated to his Directed Investment Sub-Account, provided that the Committee retains the right to direct the Trustee with respect to such shares of Company Stock for which written instructions are not received three business days before the exercise of a shareholder right.

    The remainder of subsection (B) remains unchanged.

    18. A restatement to reflect these changes, and any other amendments since April 24, 1995, is authorized; any conforming changes to the Plan Trust are also authorized.